UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMASS BRANDS INC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

AMASS Brands Inc

860 E Stowell Road

Santa Maria, CA 93454

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on December 10, 2026

10:00 a.m. Pacific Time

To the Stockholders of AMASS Brands Inc:

You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of AMASS Brands Inc (“AMASS,” “we,” “our,” “us” or the “Company”), a Delaware corporation, to be held on , 2026, at 10:00 a.m. Pacific Time, in a virtual meeting format. You will be able to attend the Special Meeting and vote online during the Special Meeting by accessing www.proxydocs.com/AMSS and following the instructions provided to you with these proxy materials and at such website. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees. YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL/SPECIAL MEETING IN PERSON. The Special Meeting is being held to approve a reverse stock split as described below.

On October 9, 2026, the Company received a deficiency notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the closing bid price of our common stock had been below $1.00 per share for 30 consecutive business days, as required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The Company has until April 7, 2027 to regain compliance. The Company will effect a reverse stock split ONLY if our Board of Directors determines that doing so is necessary or advisable to regain or maintain compliance with Nasdaq’s continued listing requirements, and the Board may effect only one reverse stock split pursuant to the authority requested in Proposal 1. See Proposal 1 in the accompanying Proxy Statement for further discussion.

At the Special Meeting, you will be asked to consider and act upon the following matters:

(1).	Proposal 1 – To approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.00001 per share, at a ratio in the range of 1-for-2 to 1-for-20with the exact ratio to be determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”); and

(2).	Proposal 2 – To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, including for the purpose of soliciting additional proxies in favor of Proposal 1 in the event the Company does not receive the requisite stockholder vote to approve Proposal 1 or to establish a quorum (the “Adjournment Proposal”).

The Board of Directors has fixed the close of business on [November 9], 2026 as the record date (the “Record Date”) for the Special Meeting, and only holders of record of our common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, for a period of ten days ending on the day before the Special Meeting at our principal executive offices at 860 E Stowell Road, Santa Maria, CA 93454.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on [December 10], 2026: The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at www.proxydocs.com/AMSS.

By order of the Board of Directors,

Mark Lynn
Chairman and Chief Executive Officer
Dated: _______, 2026

Vote via the Internet:

Click on www.proxydocs.com/AMSS and log-in using your control number.

Vote by Mail:

Mark, sign and date your proxy card and return it in the envelope provided or return it to:

Proxy Tabulator

Mediant Communications Inc.

PO BOX 8016

Cary, NC 27612-9903

Vote by Phone:

Phone: 866.883.9714

Have your control number and follow the instructions.

Your vote is important. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. Voting over the Internet, by mail, by email, or by telephone will ensure your representation at the Special Meeting regardless of whether or not you attend.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares online during the Special Meeting, you must obtain a legal proxy from your bank, broker or other holder of record. If you have any questions or need assistance voting your shares, please contact [●] at [●].

AMASS Brands Inc

860 E Stowell Road

Santa Maria, CA 93454

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[December 10], 2026 AT 10:00 A.M. (PACIFIC TIME)

General Information

This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of AMASS Brands Inc, a Delaware corporation (the “Company,” “AMASS,” “we,” “our” or “us”), of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof. The Special Meeting will take place on [●], [●], 2026, beginning at 10:00 a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format, which stockholders and proxyholders may access at www.proxydocs.com/AMSS. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees. YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL/SPECIAL MEETING IN PERSON. Enter your control number and follow the instructions provided to you with these proxy materials or at such website. This Special Meeting is being held to approve a reverse stock split as described below. The Company will effect a reverse stock split ONLY if the Board determines that doing so is necessary or advisable to regain or maintain compliance with Nasdaq’s continued listing requirements.

We anticipate that this Proxy Statement, the Notice of Special Meeting of Stockholders and the form of proxy card will be mailed to our stockholders commencing on or about [November 13], 2026.

The purpose of the Special Meeting is to seek stockholder approval of the following Proposals:

(1).	Proposal 1 – To approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio in the range of 1-for-2 to 1-for-20 (the “Reverse Stock Split”), with the exact ratio to be determined by the Board in its discretion (such proposal, the “Reverse Stock Split Proposal”); and

(2).	Proposal 2 – To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, including for the purpose of soliciting additional proxies in favor of Proposal 1 in the event the Company does not receive the requisite stockholder vote to approve Proposal 1 or to establish a quorum (such proposal, the “Adjournment Proposal”).

Frequently Asked Questions About the Special Meeting and Voting

1.	Who is entitled to vote at the Special Meeting?

Only holders of record of our common stock, par value $0.00001 per share (“Common Stock”), at the close of business on [ November 9], 2026 (the “Record Date”) are entitled to receive the Notice of Special Meeting and to vote their shares at the Special Meeting and any adjournments or postponements thereof. Each share of Common Stock is entitled to one vote on each matter presented. Stockholders may not cumulate their votes. Our Series C Convertible Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”), has no voting rights with respect to the matters to be presented at the Special Meeting and is not entitled to vote at the Special Meeting.

2.	How many shares of Common Stock are “outstanding”?

As of the Record Date, there were [●] shares of Common Stock outstanding and entitled to be voted at the Special Meeting.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Odyssey Transfer and Trust Company, you are the “stockholder of record” of those shares. This Notice of Special Meeting and Proxy Statement and any accompanying materials have been provided directly to you by AMASS Brands Inc.

If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and are considered the “beneficial owner” of those shares. This Notice of Special Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting. Brokers that hold shares in street name may generally vote on “routine” matters without instructions from the beneficial owner, but may not vote on non-routine matters. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. Because Proposal 1 - the Reverse Stock Split Proposal is expected to be classified as a routine matter, brokers holding shares in street name are expected to have discretionary authority to vote uninstructed shares on this proposal; however, brokers may choose not to exercise discretionary voting authority.

4.	Are proxy materials available on the Internet?

Yes. We are providing our proxy materials using the full set delivery option pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to delivery of proxy materials to stockholders, the Company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. Our proxy materials are available at [www.proxydocs.com/AMSS]. You must have your control number to enter the secure portal.

5.	How do I vote?

You may vote using any of the following methods:

On the Internet

The Company has established Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on [December 9], 2026.

The availability of Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

The website for internet voting by record holders is www.proxydocs.com/AMSS. You must enter your control number to navigate the secure portal. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

By Telephone

If you are a stockholder of record, you may vote by calling 866.883.9714. Have your proxy card and control number.

By Mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the proxy holders named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

Proxy Tabulator

Mediant Communications Inc.

PO BOX 8016

Cary, NC 27612-9903

Your vote is important. Please complete vote using one of the voting methods above to ensure that your vote is received timely.

6.	What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Corporate Secretary of the Company;
•	delivering a valid, later-dated proxy by mail, or a later-dated vote on the Internet, by email, or by telephone in a timely manner; or
•	attending the Special Meeting virtually and voting online during the Special Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Special Meeting.

7.	How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you complete, sign and return the proxy card provided by us but do not indicate your vote, your proxy will vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal. No other matters are expected to be presented at the Special Meeting.

At the Special Meeting, the persons named in the proxy card or, if applicable, their substitutes, will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the Reverse Stock Split Proposal; and
•	FOR the Adjournment Proposal.

8.	Where can you find the voting results?

We intend to announce the preliminary voting results at the Special Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the Special Meeting. If the final voting results are unavailable in time to file a Current Report on Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional Current Report on Form 8-K with the SEC to disclose the final voting results.

9.	What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. Brokers, banks, or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Because the Reverse Stock Split Proposal is expected to be classified as a routine matter under NYSE Rule 452, brokers holding shares in street name are expected to have discretionary authority to vote uninstructed shares on this proposal; however, the determination is made by the NYSE, and brokers may choose not to exercise discretionary voting authority. Accordingly, broker non-votes are not expected to occur on the Reverse Stock Split Proposal. Whether a proposal is routine is determined under the rules of the national securities exchanges governing broker voting, and if any proposal is determined to be non-routine, broker non-votes may occur with respect to that proposal.

10.	What is a quorum for the Special Meeting?

Pursuant to our Bylaws, as amended on October 29, 2026, the presence, in person (including virtually) or by proxy, of the holders of at least 33 1/3% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to solicit additional proxies.

11.	What are the voting requirements to approve each of the proposals discussed in this Proxy Statement?

Proposal 1 – Reverse Stock Split Proposal

Pursuant to Section 242(d)(2) of the Delaware General Corporation Law (the “DGCL”), approval of the Reverse Stock Split Proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal, assuming a quorum is present, provided that the Common Stock continues to be listed on Nasdaq immediately before the Certificate of Amendment becomes effective and meets the listing requirements of Nasdaq relating to the minimum number of holders immediately after the Certificate of Amendment becomes effective. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted “FOR” the Reverse Stock Split Proposal.

Abstentions and broker non-votes, if any, are not votes cast and will have no effect on the outcome of the Reverse Stock Split Proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 2 – Adjournment Proposal

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted “FOR” the Adjournment Proposal. Abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal. Broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum.

12.	Could other matters be decided at the Special Meeting?

No. Only the matters set forth in the Notice of Special Meeting and described in this Proxy Statement may be presented at the Special Meeting.

13.	Who will pay for the costs of the Special Meeting and this proxy solicitation?

The Company will pay the costs associated with the Special Meeting and the solicitation of proxies, including the costs of transmitting the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone, email, on the Internet or in person. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their reasonable expenses.

14.	Do the Executive Officers and Directors have any interest in the matters to be decided at this Special Meeting?

None of the Company’s executive officers or directors has any substantial interest, direct or indirect, in any of the matters to be acted upon at the Special Meeting, except to the extent of their ownership of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, which will be affected by the Reverse Stock Split in the same manner as all other outstanding shares of Common Stock.

15.	What is “Householding”?

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

PROPOSAL 1

THE REVERSE STOCK SPLIT PROPOSAL

APPROVAL OF AN AMENDMENT TO THE COMPANY’S EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-2 TO 1-FOR-20, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

General

We are asking stockholders to approve a proposed amendment to our Certificate of Incorporation to implement, at the discretion of the Board at any time prior to the one-year anniversary of the Special Meeting, a reverse stock split of the issued and outstanding shares of Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be determined by the Board in its discretion without further approval or authorization of our stockholders (the “Reverse Stock Split”). The Board may effect only one reverse stock split as a result of this authorization.

The Company will effect the Reverse Stock Split ONLY if the Board determines that doing so is necessary or advisable to regain or maintain compliance with Nasdaq’s continued listing requirements. The primary purpose of the Reverse Stock Split is to increase the per share market price of our Common Stock to satisfy the minimum bid price requirement for continued listing on Nasdaq. Effecting the Reverse Stock Split would reduce the number of outstanding shares of Common Stock. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation, which we refer to as the “Certificate of Amendment,” is attached to this Proxy Statement as Appendix A. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not intended to modify the rights of existing stockholders in any material respect.

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 and 1-for-20, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” The actual timing for implementation of the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action would be most advantageous to the Company. If this proposal is approved and the Board elects to proceed, the Company will file the Certificate of Amendment, setting forth the Reverse Stock Split ratio determined by the Board, with the Secretary of State of the State of Delaware, and the Reverse Stock Split will become effective at 12:01 a.m., Eastern Time, on the business day following the date of filing, or at such later date and time as is set forth in the Certificate of Amendment (the “Effective Time”). Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will be effected only upon a determination by the Board, in its sole discretion, that filing the Certificate of Amendment is in the best interests of the Company and its stockholders. This determination will be based on a variety of factors, including those discussed under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement” below. We expect that the primary focus of the Board in determining whether to file the Certificate of Amendment will be whether we will be able to regain and maintain a closing bid price of at least $1.00 per share of our Common Stock on Nasdaq without effecting the Reverse Stock Split. If the Board does not implement the Reverse Stock Split prior to the one-year anniversary of the Special Meeting, the authority granted by this proposal will terminate.

Reasons for Effecting the Reverse Stock Split

To regain and maintain compliance with Nasdaq’s continued listing requirements.

On October 9, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying the Company that the closing bid price of the Common Stock had been below $1.00 per share for 30 consecutive business days, from August 26, 2026 through October 8, 2026, and that, as a result, the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), which sets forth the minimum bid price requirement for continued listing on The Nasdaq Global Market (the “Minimum Bid Price Requirement”). The notice had no immediate effect on the listing or trading of the Common Stock. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until April 7, 2027, to regain compliance with the Minimum Bid Price Requirement. Compliance can be achieved if the closing bid price of the Common Stock is at least $1.00 per share for a minimum of ten consecutive business days during the compliance period, although the Staff may, in its discretion, require a longer period. If the Company does not regain compliance by April 7, 2027, the Company may be eligible for a second 180-calendar day compliance period if it applies to transfer the listing of the Common Stock to The Nasdaq Capital Market, meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (other than the Minimum Bid Price Requirement), and provides written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split if necessary. If the Company does not regain compliance within the applicable compliance periods, including any extensions that may be granted by Nasdaq, the Staff will notify the Company that the Common Stock is subject to delisting, and the Company may appeal that determination to a Nasdaq Hearings Panel.

Separately, on July 22, 2026, the Company received two notification letters from the Staff stating that, for the 30 consecutive business days from June 8, 2026 through July 21, 2026, (i) the market value of the Company’s listed securities was below the $50,000,000 minimum required under Nasdaq Listing Rule 5450(b)(2)(A) and (ii) the market value of the Company’s publicly held shares was below the $15,000,000 minimum required under Nasdaq Listing Rules 5450(b)(2)(C) and 5450(b)(3)(C). The Company has until January 19, 2027 to regain compliance with those requirements. Because these requirements are based on market value rather than per share price, the Reverse Stock Split, by itself, is not expected to cure those deficiencies, and there can be no assurance that the Company will regain compliance with them or that any transfer to The Nasdaq Capital Market would be approved.

The Board has considered the potential harm to the Company and its stockholders if Nasdaq delists the Common Stock. Delisting could adversely affect the liquidity of the Common Stock because alternatives, such as the over-the-counter markets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Common Stock on an over-the-counter market, and many investors may not buy or sell the Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national securities exchange or other reasons. Delisting could also constitute a default or trigger adverse consequences under certain of our financing arrangements, including the covenant in the Series C Certificate of Designation requiring that the Common Stock remain listed on a national securities exchange.

The primary purpose of the Reverse Stock Split is to increase the per share price of our Common Stock in order to maintain the listing of our Common Stock on Nasdaq. Our Board believes that, in addition to increasing the price of our Common Stock, the Reverse Stock Split would make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

No further action on the part of the stockholders will be required to implement the Reverse Stock Split or to select the specific ratio for the Reverse Stock Split. If the Reverse Stock Split Proposal is approved, the Board would determine the final ratio of the Reverse Stock Split, which will be reflected in the Certificate of Amendment and publicly announced prior to the Effective Time. The description of the Certificate of Amendment set forth herein is a summary only and is qualified in its entirety by, and subject to, the full text of the form of Certificate of Amendment attached as Appendix A.

To potentially improve the marketability and liquidity of our Common Stock.

Our Board believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.

•	Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•	Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To improve the perception of our Common Stock as an investment security.

The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. While the Board believes that the Common Stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that any increase in the trading price will occur or, if it does occur, that it will equal or exceed the multiple of the Reverse Stock Split ratio selected by the Board.

Our Board believes that the Reverse Stock Split may be necessary to maintain our listing on Nasdaq. Accordingly, the Board has proposed the Certificate of Amendment for approval by our stockholders at the Special Meeting to permit the Board to effect the Reverse Stock Split if the Board determines it is advisable prior to the one-year anniversary of the Special Meeting.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this Proposal 1, our Board may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Common Stock;
•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short and long term;
•	our ability to regain and maintain compliance with the Minimum Bid Price Requirement and our other Nasdaq continued listing requirements, including the requirements of The Nasdaq Global Market for a minimum number of publicly held shares and total holders, which the Common Stock must continue to satisfy following the Reverse Stock Split;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
•	whether and when our Board desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of the Reverse Stock Split available to provide flexibility to use our Common Stock for business and financial purposes, including to satisfy share reservation obligations under our outstanding convertible securities and equity plans.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split would have the following effects based upon [●] shares of Common Stock issued and outstanding as of the Record Date. In the following discussion, we provide examples of the effects of the Reverse Stock Split at the low end and at the high end of the approved range. These examples are for illustrative purposes only and do not reflect the effect of rounding up fractional shares.

If the Reverse Stock Split is effected at the low end of the range (1-for-2):

•	every two shares of our Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Shares”) owned by a stockholder would automatically, and without any action on the part of the stockholder, be combined into one (1) share of Common Stock (the “New Shares”); and

•	the number of shares of our Common Stock issued and outstanding would be reduced from [●] shares to approximately [●] shares.

If the Reverse Stock Split is effected at the high end of the range (1-for-20):

•	every twenty Old Shares owned by a stockholder would automatically be combined into one (1) New Share; and

•	the number of shares of our Common Stock issued and outstanding would be reduced from [●] shares to approximately [●] shares.

The Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interest or proportionate voting power, except for the effect of rounding up fractional shares. The other principal effects of the Reverse Stock Split will be that:

•	the number of issued and outstanding Common Stock (and treasury shares, if any), will be reduced proportionately based on the final ratio, as determined by the Board;

•	based on the final ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately, and the conversion terms of the Series C Preferred Stock will be adjusted in accordance with the Series C Certificate of Designation;

•	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final ratio;

•	the total number of authorized shares of Common Stock will remain at 250,000,000 and the total number of authorized shares of Preferred Stock will remain at 41,192,462, and the par value of the Common Stock will remain $0.00001 per share; and

•	the Common Stock will have a new CUSIP number, which is a number used to identify our Common Stock.

By way of further illustration, at ratios of 1-for-2, 1-for-10 and 1-for-20, the [●] shares of Common Stock outstanding as of the Record Date would be reduced to approximately [●], [●] and [●] shares, respectively. In each case, the number of authorized shares of Common Stock would remain 250,000,000 and the number of authorized shares of Preferred Stock would remain 41,192,462.

Other effects of Reverse Stock Split include, but are not limited to the following:

Common Stock. The Reverse Stock Split will be effected simultaneously for all of our outstanding shares of Common Stock, and the ratio will be the same for all outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share that is rounded up as described below. Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split (other than as a result of the rounding up of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold approximately 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. Shares of Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Fractional Shares. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, all shares of Common Stock held by a stockholder of record immediately prior to the Effective Time will be aggregated, and any fractional share that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share. No cash will be paid in lieu of fractional shares. Stockholders who hold shares in street name should be aware that their bank, broker or other nominee may have different procedures for processing the rounding up of fractional interests.

Convertible Securities. Proportionate adjustments will be made, in accordance with their respective terms, to the conversion or exercise price and the number of shares of Common Stock issuable upon the conversion or exercise of all outstanding shares of Series C Preferred Stock, options, warrants and other securities convertible into or exercisable for shares of Common Stock, based on the Reverse Stock Split ratio selected by the Board. In particular, the floor price applicable to conversions of the Series C Preferred Stock is subject to adjustment for stock combinations under the Series C Certificate of Designation. The Series C Certificate of Designation generally prohibits the Company from effecting a reverse stock split without the consent of the holders of a majority of the Series C Preferred Stock, except in connection with the satisfaction of a Nasdaq deficiency notice; because the Reverse Stock Split is being proposed in response to the Nasdaq deficiency notice described above, we do not expect that such consent will be required.

Equity Incentive Plans. Under our 2016 Stock Plan, the number of shares subject to outstanding awards and the exercise price of outstanding options will be proportionately adjusted based on the Reverse Stock Split ratio selected by the Board, in accordance with the terms of such plans. Under our 2026 Omnibus Incentive Plan, the plan administrator, in its sole discretion, shall determine the aggregate number of shares reserved for issuance under the plan in connection with the Reverse Stock Split ratio selected by the Board.

Authorized Shares. The Reverse Stock Split will not change the number of authorized shares of Common Stock (250,000,000) or Preferred Stock (41,192,462) under the Certificate of Incorporation, or the par value of the Common Stock ($0.00001 per share). Because the number of outstanding shares will decrease while the number of authorized shares remains unchanged, the Reverse Stock Split will effectively increase the number of authorized but unissued shares of Common Stock available for future issuance.

Accounting Matters. The par value of our Common Stock will remain unchanged at $0.00001 per share if the Reverse Stock Split is effected. Our stockholders’ equity in our consolidated balance sheet would not change in total. However, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock (i.e., $0.00001 par value multiplied by the number of shares issued and outstanding) will be reduced in proportion to the Reverse Stock Split ratio (for example, in a 1-for-2 Reverse Stock Split, the stated capital attributable to our Common Stock will be reduced to one-half of its existing amount and in a 1-for-20 Reverse Stock Split, to one twentieth of its existing amount), and additional paid-in capital will be increased by the amount by which the stated capital is reduced. Net income or loss per share and net book value per share for all periods will be increased proportionately because there will be fewer shares of Common Stock outstanding, and prior periods will be retroactively adjusted in our financial statements. We do not anticipate that any other material accounting consequences will arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split was not proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board and stockholders. Other than the Reverse Stock Split, our Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

Odd Lots Holders. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Listed Securities. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock will continue to be listed on The Nasdaq Global Market under the symbol “AMSS” immediately following the Reverse Stock Split, subject to our continued compliance with Nasdaq’s listing requirements.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Company’s Common Stock through the Amendment is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as the Company’s financial results, market conditions, the market perception of the Company’s business and other risks, including those set forth below and in the Company’s SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock. The effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty and the Company cannot assure you that the Reverse Stock Split will result in a sustained increase in the price of the common stock for any meaningful period of time, or at all. The Board believes that the Reverse Stock Split has the potential to increase the market price of the common stock and therefore may help to satisfy the Minimum Bid Price Requirement. However, the long- and short-term effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock. There also can be no assurance the Reverse Stock Split will enhance the Company’s ability to engage in capital raising activities.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in the overall market capitalization of the Company. If the per share market price of the Common Stock does not increase in proportion to the ratio, then the value of the Company, as measured by the market capitalization of the Company, will be reduced.

The Reverse Stock Split may cause the Company to fail to satisfy other Nasdaq continued listing requirements. The Nasdaq Global Market requires, among other things, that a listed company maintain a minimum number of publicly held shares (shares not held directly or indirectly by officers, directors or holders of more than 10% of the outstanding shares) and a minimum number of total holders. Based on 11,605,081 shares of Common Stock outstanding as of June 30, 2026, a Reverse Stock Split at a ratio of approximately 1-for-10 or greater would reduce the total number of outstanding shares (and therefore the number of publicly held shares, which is lower) to approximately 1,160,000 shares or fewer, and a ratio at the high end of the range would reduce the total number of outstanding shares to approximately 580,254 shares, which may be below the minimum publicly held share requirements applicable to The Nasdaq Global Market or The Nasdaq Capital Market. Under Nasdaq rules, a company that has received a notice of failure to meet the Minimum Bid Price Requirement will not be considered to have regained compliance if it takes an action to achieve compliance and that action results in the company’s security falling below the numeric threshold for another listing requirement. In such event, the company will continue to be considered non-compliant until both (i) the other deficiency is cured and (ii) the company thereafter meets the Minimum Bid Price Requirement for a minimum of ten consecutive business days, unless extended in the Staff’s discretion. The Board intends to take these requirements into account, together with the number of shares of Common Stock then outstanding, in selecting any Reverse Stock Split ratio, and the Board does not currently expect to select a ratio at the upper end of the range unless the number of outstanding shares of Common Stock has increased significantly prior to the Effective Time.

Effective Time; Procedure for Effecting the Reverse Stock Split

If the Reverse Stock Split Proposal is approved and the Board determines to effect the Reverse Stock Split, the Board will select the final ratio within the approved range, and the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the Effective Time specified in the Certificate of Amendment. At the Effective Time, the shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the Company or our stockholders, into a reduced number of shares of Common Stock in accordance with the selected ratio, subject to the rounding up of fractional shares. Under Nasdaq Listing Rules 5250(e)(7) and 5250(b)(4), the Company must notify Nasdaq of the Reverse Stock Split by submitting a Company Event Notification Form no later than 12:00 p.m. Eastern Time ten calendar days prior to the proposed market effective date, and must publicly disclose the Reverse Stock Split at least two business days prior to the proposed market effective date. The Company intends to publicly announce the final ratio and the Effective Time by press release and a Current Report on Form 8-K prior to the Effective Time.

•	Effect on Beneficial Holders (i.e., Stockholders Who Hold Shares in “Street Name”). If the Reverse Stock Split is effected, we intend to treat Common Stock held by stockholders in street name, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

•	Effect on Registered Book-Entry Holders. Registered holders of Common Stock who hold some or all of their shares electronically in book-entry form with our transfer agent do not need to take any action to receive post-Reverse Stock Split shares. A statement will automatically be sent to each such stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

•	Effect on Certificated Holders. Stockholders holding shares of Common Stock in certificated form will be sent a letter of transmittal by our transfer agent after the Effective Time describing how to exchange their certificates for a statement of holding reflecting the appropriate number of post-Reverse Stock Split shares. Until surrendered, each certificate representing pre-Reverse Stock Split shares will be deemed to represent the number of whole post-Reverse Stock Split shares into which such shares have been combined. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

In general, the federal income tax consequences of a Reverse Stock Split will vary among stockholders depending upon whether they receive solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock or a full share in lieu of a fractional share. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who holds a number of shares of Common Stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A stockholder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the stockholder’s basis in its shares of Common Stock by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend, and the holding period for such share would begin on the date of the deemed distribution. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

Reservation of Right to Abandon the Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Reverse Stock Split at any time before the Certificate of Amendment becomes effective, including if the Board determines that the Reverse Stock Split is no longer necessary to regain or maintain compliance with Nasdaq’s continued listing requirements or is otherwise no longer in the best interests of the Company and its stockholders.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of Proposal 1 requires that the votes cast “FOR” the Reverse Stock Split Proposal exceed the votes cast “AGAINST” the proposal, assuming the presence of a quorum, pursuant to Section 242(d)(2) of the DGCL, provided that the Common Stock meets the listing requirements of Nasdaq relating to the minimum number of holders immediately after the Certificate of Amendment becomes effective. Only holders of Common Stock are entitled to vote on this proposal. We expect that Proposal 1 will be treated as a routine matter, and therefore shares held through a bank, broker or other holder of record may be voted on Proposal 1 by such holder of record in its discretion if no instructions are provided. However, brokers may choose not to exercise discretionary voting authority. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 1, but will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-2 TO 1-FOR-20, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS.

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if approved, will allow us to adjourn the Special Meeting from time to time, to a later date or dates, to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1, or to establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, including the solicitation of proxies from stockholders that have previously voted against Proposal 1, or to establish a quorum. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 1 have been received, we could adjourn the Special Meeting without a vote on Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of Proposal 1.

Vote Required; Board of Directors Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date concerning the ownership of our common stock by:

●	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);
●	each of our directors;
●	each of the named executive officers; and
●	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire Common Stock that are presently exercisable or exercisable within 60 days of the Record Date are included in the number of shares shown in the table below and are identified in the footnotes to the table. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. The percentage of beneficial ownership is based on [●] shares of Common Stock outstanding as of the Record Date. The table does not give effect to the Reverse Stock Split.

Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their common stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o AMASS Brands Inc, 860 E Stowell Road Santa Maria, CA, 93454.

	Shares Beneficially Owned*
	Common Stock
Name of Beneficial Owner	Number	%
Executive Officers and Directors
Mark T. Lynn(1)	354,888	3.0%
Zachary Ament (2)	56,467	0.5%
Erin K. Green (3)	215,279	1.8%
Geoffrey McFarlane (4)	-	-
Christopher Bridges	-	-
Edoardo Piscopo Di Ciccolini	-	-
Jed MacArthur	-	-
All current executive officers and directors as a group (6 persons)	626,634	5.2%
5% Stockholders other than Executive Officers and Directors
Desmond Lynn (5)	1,250,001	10.8%
MVL Inc. (f/k/a Alchemi Project Inc.)(6)	1,246,212	10.5%
Kayus LLC(7)(10)	683,322	5.9%
Z1967 Limited(8)	871,227	7.5%
Kukus LLC(9)(10)	799,990	6.9%
Kayus Limited(10)	1,483,312	12.8%
Davies Holdings Europe Kft.(11)	586,362	5.0%
Streeterville Capital LLC (12)	1,113,489	[__]

* Percentages are calculated using individualized denominators and that certain shares are attributed to more than one beneficial owner, such that the percentages are not additive to 100%.

(1)	Common Stock holdings consist of (i) 187,526 shares of Common Stock held directly and (ii) 167,362 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of June 30, 2026 held by Mr. Lynn. Mark T. Lynn is currently a director and Chief Executive Officer of the Company. The address for Mark T. Lynn is 3900 Alton Rd, Apt 805, Miami Beach, FL 33140.

(2)	Common Stock holdings consist of 56,467 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of June 30, 2026 held by Zachary Ament.

(3)	Common Stock holdings consist of 215,279 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of June 30, 2026 held by Erin K. Green.

(4)	Mr. McFarlane has been appointed to serve as Interim Chief Financial Officer of the Company effective November 17, 2026.

(5)	Common Stock holdings consist of (i) 1,050,001 shares of Common Stock held directly and (ii) 200,000 shares of Common Stock held by E Technologies LLC. Desmond Lynn, as manager, may be deemed to have voting and dispositive power over such shares held by E Technologies LLC. Mr. Lynn disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for Desmond Lynn is 16 R. Eduardo Paulo Ericeira, Lisbon Portugal. Desmond Lynn is a family member of Mark T. Lynn.

(6)	Common Stock holdings consist of (i) 956,087 shares of Common Stock held directly by MVL Inc. as reflected on the Company’s transfer agent record as of June 30, 2026, (ii) 227,625 shares of Common Stock issuable upon the exercise of Common Stock warrants, and (iii) up to 62,500 shares of Common Stock issuable upon the exercise of a warrant issued in connection with the convertible note held by MVL Inc. (f/k/a Alchemi Project Inc.). The convertible note warrant is subject to a 19.99% beneficial ownership limitation and an exchange cap. The natural person exercising voting and/or investment control over the securities held by MVL Inc. is Michael V. Lewis. The address for MVL Inc. is 119 Malibu Colony Rd, Malibu, CA 90265.

(7)	Common Stock holdings consist of 683,322 shares of Common Stock held directly by Kayus LLC. Kayus LLC is a limited liability company organized under the laws of the State of Nevada. Kayus LLC is directly controlled by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kayus LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. See also footnote (9) below regarding Kukus LLC, which is also indirectly controlled by Kayus Limited. The address for Kayus LLC and Kayus Limited is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.

(8)	Common Stock holdings consist of 871,227 shares of Common Stock held directly by Z1967 Limited. Z1967 Limited is a limited liability company organized under the laws of the British Virgin Islands. Z1967 Limited is controlled by its directors Glenn Barnett, Jill Carpenter, Alexis Sautereau and BXR Management Pte. Limited. BXR Management Pte. Limited is a limited liability company organized under the laws of Singapore and is controlled by its directors Glenn Barnett and Richard Gati. As such, Glenn Barnett, Jill Carpenter, Alexis Sautereau and Richard Gati may be deemed to share voting and dispositive power over the shares held by Z1967 Limited. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for Z1967 Limited and BXR Management Pte. Limited is 25 Duxton Hill, Singapore 089608.

(9)	Common Stock holdings consist of 799,990 shares of Common Stock held directly by Kukus LLC. Kukus LLC is a limited liability company organized under the laws of the State of Delaware. Kukus LLC is indirectly controlled by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez, each of whom may be deemed to share voting and dispositive power over the shares held by Kukus LLC. Each such person disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. See also footnote (7) above regarding Kayus LLC, which is also directly controlled by Kayus Limited. The address for Kukus LLC and Kayus Limited is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.

(10)	Each of Kayus LLC and Kukus LLC is controlled, directly and indirectly, respectively, by Kayus Limited, a limited liability company organized under the laws of the British Virgin Islands. Kayus Limited is controlled by its directors, Glenn Barnett, Laszlo Borhi, Jacqueline Daley, Peter Hahn and Christina Rodriguez. As such, each of the foregoing individuals may be deemed to share beneficial ownership of the 683,322 shares of Common Stock beneficially owned by Kayus LLC (held directly) and the 799,990 shares of Common Stock beneficially owned by Kukus LLC (held directly), for an aggregate of 1,483,312 shares of Common Stock, representing approximately 12.8% of the outstanding shares of Common Stock. Each such individual disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The business address of Kayus Limited, Kayus LLC and Kukus LLC is 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.

(11)	Common Stock holdings consist of (i) 518,075 shares of Common Stock held of record by Davies Holdings Europe Kft. as reflected on the Company’s transfer agent record as of June 30, 2026 and (ii) 68,287 shares of Common Stock issuable upon the exercise of Common Stock warrants held by Davies Holdings Europe Kft. Dr. Csaba Konkoly is the natural person exercising sole voting and sole investment control over the securities held by Davies Holdings Europe Kft. The address for Davies Holdings Europe Kft. is 30/A Bródy Sándor Street, 2nd floor, Apt 15, 1088 Budapest, Hungary.

(12)	Based on a Schedule 13G filed by Streeterville Capital LLC and its related entities with the SEC on May 29, 2026, Streeterville Capital LLC., Streeterville Management, LLC and John M. Fife reported shared voting and shared dispositive power with respect to 1,113,489 shares of common stock and no sole voting or dispositive power with respect to such shares. Mr. Fife disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Streeterville Capital LLC is 927 South Santa Fe Avenue, Los Angeles, California, 90021.

STOCKHOLDER PROPOSALS

We did not hold an annual meeting of stockholders in 2026, and we expect to hold our first annual meeting of stockholders as a public company in 2027 (the “2027 Annual Meeting”). Because no annual meeting was held in the prior year, the deadlines described below are measured by reference to the date of the 2027 Annual Meeting, which the Board has not yet set. We will publicly announce the date of the 2027 Annual Meeting and the applicable deadlines in a Current Report on Form 8-K or a Quarterly Report on Form 10-Q.

Rule 14a-8 Proposals. Stockholders wishing to include proposals in our proxy materials for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit them in writing, by mail, first-class postage pre-paid, to the Company’s Corporate Secretary. Proposals must be received at our principal executive offices within a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting, as determined by the Board and publicly announced as described above. Our Board will review any stockholder proposals submitted as required. With the assistance of our Corporate Secretary, the Board will determine whether such proposals meet the criteria prescribed by Rule 14a-8 for inclusion in our proxy solicitation materials for the 2027 Annual Meeting.

Other Proposals and Nominations. Under Rule 14a-4(c)(1) under the Exchange Act, if we do not receive notice of such a proposal or nomination a reasonable time before we send our proxy materials for the 2027 Annual Meeting, the persons named as proxies may exercise discretionary voting authority on that matter under proxies we solicit. Any deadline that we announce for Rule 14a-8 proposals will also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1). If our Board adopts advance notice procedures before the 2027 Annual Meeting, stockholders will also be required to comply with those procedures, and we will disclose them publicly.

Universal Proxy Rules. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Because no annual meeting was held in the preceding year, such notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

All submissions to, or requests of, the Corporate Secretary should be made to AMASS Brands Inc, 860 E Stowell Road Santa Maria, CA, 93454.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as an appendix to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document referenced herein or included as an appendix to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address:

AMASS Brands Inc

Attn: Corporate Secretary

860 E Stowell Road

Santa Maria, CA 93454

STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Corporate Secretary, AMASS Brands Inc, 860 E Stowell Road, Santa Maria, CA 93454, specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a AMASS Brands Inc stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

OTHER MATTERS

As of the date of this proxy statement our Board of Directors does not intend to present at the Special Meeting any other matters than those described herein and does not know of any other matters that will be presented by other parties.

By order of the Board of Directors,

Mark Lynn
Chairman and Chief Executive Officer
Dated: _______, 2026

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

OF

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMASS BRANDS INC

(a Delaware corporation)

AMASS BRANDS INC, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is AMASS Brands Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 22, 2016. The Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 30, 2026, as amended, including by the Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock filed on May 19, 2026, as amended and restated on August 19, 2026 and October 22, 2026, (collectively, the “Certificate of Incorporation”).

SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable the amendment set forth herein, and the stockholders of the Corporation duly approved such amendment at a special meeting of stockholders held on [December 10], 2026 in accordance with Sections 222 and 242 of the DGCL.

THIRD: Article FOURTH of the Certificate of Incorporation is hereby amended by inserting the following new paragraph immediately following the first paragraph of Article FOURTH:

“Reverse Stock Split. Upon the effectiveness of the certificate of amendment first inserting this paragraph (the “Split Effective Time”), each [●] ([●]) shares of Common Stock issued and outstanding immediately prior to the Split Effective Time (including shares held by the Corporation as treasury stock) shall automatically, and without any further action by the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”), the exact number of shares so combined (which shall be not less than two (2) nor more than twenty (20)) to be determined by the Board of Directors prior to the Split Effective Time and publicly announced by the Corporation. The par value of the Common Stock shall remain $0.00001 per share following the Reverse Stock Split.

No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. In lieu thereof, all shares of Common Stock held by a stockholder of record immediately prior to the Split Effective Time shall be aggregated, and any fractional share of Common Stock that would otherwise result from the Reverse Stock Split shall be rounded up to the nearest whole share, and no cash shall be paid in lieu of any fractional share. Each certificate or book-entry position that immediately prior to the Split Effective Time represented shares of Common Stock shall thereafter represent that number of whole shares of Common Stock into which the shares represented thereby shall have been combined, after giving effect to the rounding up of fractional shares as provided herein.

The Reverse Stock Split shall not change the total number of shares of capital stock, Common Stock or Preferred Stock that the Corporation is authorized to issue under this Certificate of Incorporation.”

FOURTH: On [●], 202[●], the Board of Directors of the Corporation determined that each [●] ([●]) shares of the Corporation’s Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the Split Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.00001 per share. The Corporation publicly announced this ratio on [*], 202[●].

FIFTH: This Certificate of Amendment shall become effective at 12:01 a.m. (Eastern Time) on [●], 202[●].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [●] day of [●], 202[●], and the foregoing facts stated herein are true and correct.

AMASS BRANDS INC

By:
Name:	Mark T. Lynn
Title:	Chief Executive Officer